EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Innova Pure Water, Inc. (the “Company”), on Form 10-KSB of the year ended June 30, 2003, we hereby certify solely for the purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1. The annual report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the annual report fairly presents, in all materials respects, the financial condition and results of operations of the Company.

Date: October 8, 2003.

/s/ Rose Smith
Print Name:	Rose Smith
Title:	Chief Executive Officer

/s/ John E. Nohren, Jr.
Print Name:	John E. Nohren, Jr.
Title:	Chief Financial Officer